Exhibit 23.3
June 9, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
RE: Mistras Group, Inc.
We have read the section captioned “Change in Principal Accountants” in the Registration Statement on Form S-1 to be filed by Mistras Group, Inc., and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.
/s/ Amper, Politziner & Mattia, P.C.
Amper, Politziner & Mattia, P.C.
Edison, New Jersey

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Mistras Group, Inc.
We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-1 of Mistras Group, Inc. of our report dated June 5, 2008, relating to the consolidated financial statements of Mistras Group, Inc. which appears in such Prospectus.
We also consent to the reference to us under the headings “Experts” in such Prospectus.
/s/ Amper, Politziner & Mattia, P.C.
Amper, Politziner & Mattia, P.C.

June 9, 2008
Edison, New Jersey